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                                                                     EXHIBIT D.4

                             STOCKHOLDERS AGREEMENT


        This STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of ___________, 2001, is made by and among Allied Capital Corporation, a Maryland corporation ("Allied"), Maurice P. Andrien, Jr., Joseph M. Corvino, Max W. Hillman, Jr., Stephen W. Miller, Richard P. Hillman, George Heredia, Gary Seeds, Terry Rowe, James Waters, Dennis Blake, Richard Buller, Kenneth Foskey, Michael Mueller, John Marshall, John McDonnell ("McDonnell") and Mark Yeary (each an "Initial Minority Holder" and collectively, the "Initial Minority Holders," and together with Allied, the "Post-Merger Stockholders"), any individual or entity who becomes a party hereto pursuant to Section 12 hereof (collectively, the "Other Stockholders" and together with the Initial Minority Holders, the "Minority Holders") and SunSource , Inc., a Delaware corporation (the "Corporation"). Allied and the Minority Holders are collectively referred to as the "Stockholders."


        WHEREAS, Allied and the Corporation have entered into an Agreement and Plan of Merger dated as of June ___, 2001 (the "Merger Agreement") pursuant to which a subsidiary of Allied will be merged with and into the Corporation (the "Merger");

        WHEREAS, upon the consummation of the Merger, the Post-Merger Stockholders will become the sole stockholders of the Corporation; and

        WHEREAS, in anticipation of the Merger, the Post-Merger Stockholders desire to enter into this Agreement, to be effective upon the consummation of the Merger, which imposes certain requirements as to the voting of the Corporation's stock, the sale or transfer of the Corporation's stock and certain other matters;

        NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

        "Affiliate" means, with respect to any Person, each Person that controls, is controlled by or is under common control with such Person.

        "Allied" has the meaning given to it in the preamble.

        "Board" means the Board of Directors of the Corporation.

        "Call Exercise Notice" has the meaning given to it in Section 7 hereof.

        "Cause" means "Cause" as defined in the relevant Minority Holder's employment agreement, or if there is no such employment agreement, "Cause"
means:
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                                                       PMRW DRAFT: JUNE 16, 2001

        (i) A willful failure to substantially perform the duties of employment, other than failure resulting from complete or partial incapacity due to physical or mental illness or impairment;

        (ii) A willful act which constitutes gross misconduct or fraud and which is injurious to the Corporation;

        (iii)  Conviction of, or plea of "guilty" or "no contest" to a felony;
               or

        (iv) A material breach of any duty owed to the Corporation, including the duty of loyalty and the duties under any confidentiality agreement.

        "Commission" has the meaning given to it in Section 14 hereof.

        "Common Stock" means the common stock, par value $0.01 per share, of the Corporation.

        "Corporation" means SunSource, Inc., a Delaware corporation.

        "Eligible Directors" has the meaning given it in Section 8 hereof.

        "Equity Issuance" means the issuance by the Corporation of any Equity Securities to any Person other than (a) any securities issued pursuant to the Corporation's stock option, stock grant, stock purchase, incentive stock bonus or similar plans which have been approved by the Board, (b) any securities issued upon conversion, exercise or exchange of securities outstanding or issued, (c) any securities issued in connection with any stock split or stock dividend or in connection with any recapitalization of the Corporation, to any person that at the time of such issuance is a Stockholder, provided that such securities are issued or a pro rata basis to all Stockholders (d) any securities issuable to customers, vendors or other Persons in similar commercial situations with the Corporation (other then any Affiliate of a Stockholder) in connection with corporate partnering agreements or other significant commercial transactions entered into on an arms' length basis and approved by the Board,
(e) any securities issuable in full or partial consideration for the acquisition (by merger, consolidation, purchase or otherwise) by the Corporation of all or substantially all of the stock or assets of any other entity or business segment of any other entity in an arm's length transaction with an entity other than an Affiliate of a Stockholder unless the transaction is in compliance with Section 10 of this Agreement; (f) any securities issuable to a lender concurrently and in connection with a loan made to the Corporation by such lender in an arm's length transaction with an entity other than an Affiliate of a Stockholder unless the transaction is in compliance with Section 10 of this Agreement and
(g) any securities offered pursuant to a registration statement filed under the Securities Act.

        "Equity Security" means common stock and any other security convertible, exchangeable or exercisable for or into common stock.


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                                                       PMRW DRAFT: JUNE 16, 2001

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Established Value" has the meaning given to it in Section 7 hereof.

        "Established Value Per Share" has the meaning given to it in Section 7 hereof.

        "Good Reason" means "Good Reason" as defined in the relevant Minority Holder's employment agreement, or if there is no such employment agreement, "Good Reason" means that the Corporation:

        (i) has adversely changed the Minority Holder's position from the position held on the date of this Agreement;

        (ii) has adversely and materially changed the Minority Holder's duties or authority such that they are no longer consistent with the position held on the date of this Agreement;

        (iii) has reassigned the Minority Holder to a work location that is more than 75 miles from such Minority Holder's present work location; or

        (iv) has, to the extent a Minority Holder has a seat on the Board (but does not have an employment agreement), removed such Minority Holder from the Board for any reason other than Cause.


        "Holder Request" has the meaning given to it in Section 14 hereof.

        "Initial Minority Holder" has the meaning given to it in the preamble.

        "Issuer Securities" has the meaning given to it in Section 14 hereof.

        "Lien" has the meaning given to it in Section 7 hereof.

        "Major Holder" means Allied, so long as no other Stockholder holds more Common Stock than Allied.

        "Merger" has the meaning given to it in the recitals.

        "Merger Agreement" has the meaning given to it in the recitals.

        "Minority Director" has the meaning given to it in Section 8 hereof.

        "Notice" has the meaning given to it in Section 19 hereof.

        "Offer" has the meaning given to it in Section 3(b) hereof.



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                                                       PMRW DRAFT: JUNE 16, 2001

        "Offer Notice" has the meaning given to it in Section 9 hereof.

        "Options" means options granted by the Corporation for the purchase of shares of Common Stock.

        "Other Stockholder" has the meaning given to it in the preamble.

        "Participating Stockholder" has the meaning given to it in Section 9 hereof.

        "Permitted Transferees" has the meaning given to it in Section 5 hereof.

        "Person" means an individual, partnership, corporation, limited liability Corporation, association, joint stock corporation, trust, joint venture, unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

        "Post-Merger Stockholder" or "Post-Merger Stockholders" has the meaning given to it in the preamble.

        "Post-Merger Stockholders' Pro Rata Share" has the meaning given to it in Section 9.

        "Purchase Interest" means, as to any Initial Minority Holder other than McDonnell, the shares of Common Stock and Options (including shares of Common Stock issued upon the exercise of such Options) specified with respect to such Initial Minority Holder on Schedule A hereto. [NOTE TO DRAFT: Schedule A will include only purchased Common Stock, rollover options and Common Stock issued upon exercise of rollover Options. Schedule A will not include new Options or Common Stock issued upon exercise of new Options.]

        "Purchaser" has the meaning given to it in Section 3(b) hereof.

        "Put Exercise Notice" has the meaning given to it in Section 7 hereof.

        "Qualified Public Offering" means an underwritten public offering by the Corporation of Common Stock.

        "Registrable Securities" has the meaning given to it in Section 14 hereof.

        "Repurchase Event" has the meaning given to it in Section 7 hereof.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Selling Stockholder" has the meaning given to it in Section 8 hereof.

        "Stockholder" has the meaning given to it in the preamble.


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                                                       PMRW DRAFT: JUNE 16, 2001

        "Transfer," and variations of it, means and includes: (i) any sale, assignment, conveyance, exchange, pledge, hypothecation, gift, disposition or other parting with any indicia or aspect of title, ownership or possession (including voting rights), whether for consideration or gratuitously, voluntarily or involuntarily or otherwise, of, in or to any or all shares of Common Stock or any interest in them and (ii) any granting, whether for consideration or gratuitously, voluntarily or involuntarily or otherwise, of a security interest in any or all of the shares of Common Stock or any interest in them.

        "Underwritten Offering" has the meaning given to it in Section 14 hereof.

        2. General Restriction on Transfers by Minority Holders. No Minority Holder shall make or commit to make any Transfer of all or any part of the shares of Common Stock, or of any beneficial interest therein, now or hereafter owned by him, except as expressly permitted and in accordance with the provisions of this Agreement. The Corporation shall not recognize as valid or give effect to any Transfer of any shares of Common Stock or interests therein upon the books of the Corporation unless and until the Stockholder desiring to make such Transfer shall have complied with each provision of this Agreement. Notwithstanding the foregoing, if a court of competent jurisdiction orders the Transfer of any shares of Common Stock, such Common Stock shall be subject to the provision of Sections 2 and 4 hereof but shall have no voting rights nor any rights under this Agreement except as required by applicable law.

        3.     Tag Along.

                      (a) Prior to a Qualified Public Offering, if the Major Holder proposes to Transfer to an unaffiliated third party (in one or a series of related transactions) shares of Common Stock constituting in the aggregate 30% or more of the Common Stock owned by the Major Holder, then the Major Holder shall refrain from effecting such transaction unless, prior to the consummation thereof, each Minority Holder shall have been afforded the opportunity to join in such Transfer on a pro rata basis as provided in this Section 3.

                      (b) Prior to the consummation of any proposed Transfer of shares of Common Stock by the Major Holder that is subject to this Section 3, the Major Holder shall cause the person or group that proposes to acquire such shares of Common Stock (the "Purchaser") to offer (the "Offer") in writing to each Minority Holder to purchase from each Minority Holder, up to the number of whole shares of Common Stock owned by each such Minority Holder equal to the product obtained by multiplying the total number of shares of Common Stock then owned by such Minority Holder by a fraction, the numerator of which is the aggregate number of shares of Common Stock proposed to be purchased by the Purchaser from all the Stockholders (including the Major Holder) and the denominator of which is the aggregate number of shares of Common Stock then outstanding and subject to the provisions of this Agreement. Such purchase shall be made at the price per share and on such other terms and conditions as the Purchaser has offered to purchase the shares of Common Stock to be sold by the Major Holder, including any consulting or other fees payable to the Major Holder to the extent such fees exceed the fair market value of the services to be provided. Each Minority Holder shall have 15 days from the date of receipt of the Offer in which to accept such Offer, and



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                                                       PMRW DRAFT: JUNE 16, 2001


the closing of such purchase shall occur within 60 calendar days after such acceptance or at such other time as such Minority Holder and the Purchaser may agree. The number of shares of Common Stock to be sold to the Purchaser by the Major Holder shall be reduced by the aggregate number of shares of Common Stock purchased by the Purchaser from the other Minority Holders pursuant to the acceptance by them of Offer in accordance with the provisions of this Section 3(b).

                      (c)    Any provision herein to the contrary
notwithstanding, the exercise of the rights under this Section 3 shall be conditioned upon the agreement by each participating Minority Holder to become a party to any proposed agreement for the sale of shares of Common Stock by the Major Holder and to execute any agreement, certificate or other document required to be executed in connection with such sale; provided, however, that no participating Minority Investor shall be required to give representations or warranties more extensive than those given by the Major Holder or to provide indemnities disproportionate (based upon the percentage of sales proceeds to be received) to those provided by the Major Holder. Failure of any participating Minority Investor to comply with the provisions of this Section 3(c) shall constitute a waiver of his or its rights under this Section 3.

        4.     Take Along.

                      (a) If, prior to a Qualified Public Offering, the Major Holder elects to sell all of its shares of Common Stock to a third party or causes the Corporation to enter into a merger agreement for a merger which will result in the Stockholders immediately prior to such merger owning less than 50% of the outstanding common stock of the surviving entity immediately following such merger, in each case in a bona fide, arm's length transaction, the Minority Holders will be required, upon written notice from the Major Holder, to (i) sell all of their shares of Common Stock pursuant to such proposed sale, (ii) vote in favor of any such transaction proposed by the Major Holders, and (iii) agree to become a party to any proposed agreement for the sale of such shares of Common Stock and to execute any agreement, certificate or other documents required to be executed in connection with such sale, including making such representations and warranties as, but not more extensive than, those made by the Major Holder and providing indemnities proportionate (based on the percentage of proceeds to be received) to those provided by the Major Holder. The sale by the other Stockholders pursuant to this Section 4 shall be made at the price per share on such other terms and conditions as the sale by the Major Holder, including any consulting or other fees payable to the Major Holder to the extent such fees exceed the fair market value of the services to be provided. Each Minority Holder hereby appoints the Corporation attorney-in-fact to execute and deliver any such proposed agreement and related certificates and documents and to endorse and deliver to the purchaser each such Minority Holder's shares of Common Stock. If any Stockholder fails to comply with the provisions of this
Section 4, the Major Holder shall be entitled to treat such failure as breach of this Agreement for which the Major Holder shall be entitled to specific performance and/or damages.

                      (b) Notwithstanding anything herein to the contrary, if the proposed consideration for a transaction described in Section 4(a) is either
(i) Equity Securities of an entity





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not having its Common Stock listed or admitted to trading on any national securities exchange or quoted on any NASDAQ market, or (ii) Equity Securities of an entity having its Common Stock listed or admitted to trading on any national securities exchange or quoted on any NASDAQ market, but such Equity Securities to be issued in the transaction will be subject to lock-up restrictions for a period in excess of 180 days, then, in either such event, each Minority Holder shall have the option, to be exercised within thirty (30) days of the date of notice of the transaction, to require the Corporation to purchase, all, but not less than all of each such Minority Holder's shares of Common Stock and Options in accordance with the procedures set forth in Section 7.

        5. Permitted Transfers. Notwithstanding anything herein to the contrary, any Minority Holder may Transfer shares of Common Stock to Permitted Transferees of such Minority Holder who consent in a writing delivered to the Corporation to be bound by the terms of this Agreement without complying with the requirements of Section 3, provided that, except in the case of clauses (a) and (e) below, the transferring Minority Holder retains all voting rights with respect to such transferred shares of Common Stock. With respect to any Minority Holder, "Permitted Transferees" means: (a) any other Minority Holders, the Major Holder, the Corporation or any purchaser under Section 3 or Section 4 hereof (b) the spouse or lineal descendants (including adopted children) of such Minority Holder, (c) any trust for the benefit of such Minority Holder or the benefit of the spouse or lineal descendants (including adopted children) of such Minority Holder, (d) any corporation or partnership in which such Minority Holder, the spouse and the lineal descendants (including adopted children) of such Minority Holder are the direct and beneficial owners of substantially all of the equity interests; provided, that such Minority Holder, spouse and lineal descendants (including adopted children) agree in writing, for the benefit of the Corporation, to remain the direct and beneficial owners of all such equity interests, (e) the personal representative of such Minority Holder upon such Minority Holder's death for purposes of administration of such Minority Holder's estate or upon such Minority Holder's incompetency for purposes of the protection and management of the assets of such holder and (f) any transferee which Allied (or, if Allied is no longer the Major Holder, the Corporation) shall, in its sole discretion, approve in writing.

        6. Termination of Employment. (a) In the event that the employment with the Corporation of any Initial Minority Holder other than McDonnell is terminated for any reason, such Initial Minority Holder shall have the ability to require the Corporation to purchase all, but not less than all, of such Initial Minority Holders' Purchase Interest in accordance with Section 7; provided that if such termination is a termination for Cause or a resignation without Good Reason, the Corporation shall not be obligated to close on such purchase until the date that is the two (2) year anniversary of the date of the applicable Put Exercise Notice.

                      (b) In the event that the employment with the Corporation of (i) any Initial Minority Holder other than McDonnell is terminated by the Corporation for Cause or such Initial Minority Holder resigns without Good Reason (excluding, for the avoidance of doubt and without limitation, termination of employment due to the non-renewal of an employment agreement at the end of its stated term), or (ii) any Minority Holder that is not an Initial Minority Holder is terminated for any reason, the Corporation will have a call option to purchase all, but




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                                                       PMRW DRAFT: JUNE 16, 2001




not less than all, of the shares of Common Stock and Options owned by such Initial Minority Holder or such Minority Holder, as applicable, in accordance with the procedures set forth in Section 7.

        7. Valuation and Exercise Procedures. For purposes of the purchase of any shares of Common Stock of the Corporation under Section 4(b) and Section 6 the following provisions shall apply:


                      (a) Each Minority Holder or the Corporation shall exercise the sale or purchase right provided in Section 4(b), Section 6(a) or
Section 6(b), as applicable, by giving written notice within forty-five (45) days of the notice required by Section 4(a) or within 180 days after a termination of employment, as applicable (each a "Repurchase Event"), to the Corporation (the "Put Exercise Notice" in the case of notice provided by a Minority Holder (in such capacity, a "Selling Stockholder") or the "Call Exercise Notice" in the case of a notice provided by the Corporation). Such Put Exercise Notice or Call Exercise Notice, as applicable, shall specify (i) the proposed Established Value Per Share and (ii) any other information reasonably requested by the Corporation or the Selling Stockholders.

                      (b) For purposes hereof, the "Established Value Per Share" means an amount equal to (A) the "Established Value" (as defined in subsection (c) below), without giving regard to restrictions on Transfer under this Agreement or other illiquidity of the Common Stock, or the Stockholder's position as a Minority Holder, divided by (B) the fully diluted number of shares of Common Stock of the Corporation. In the case of Options, only Options that have vested as of the purchase date shall be subject to repurchase hereunder and the Established Value Per Share shall be reduced by the exercise price thereof.

                      (c) For purposes hereof, the "Established Value" shall be the value as agreed upon by the Selling Stockholder and Corporation within thirty (30) days from the date of the Put Exercise Notice or Call Exercise Notice, as the case may be. If the Selling Stockholder and the Corporation are unable to so agree on the Established Value within such thirty (30) day period, then the Selling Stockholder and the Corporation shall, within thirty (30) days after the expiration of such sixty (60) day period, jointly retain a third-party appraiser. Such appraiser shall submit an Established Value to the Corporation and the Selling Stockholder within thirty (30) days of being retained, which value shall be binding on the Corporation and the Selling Stockholder for all purposes. If the parties are unable to agree on a mutually acceptable third-party appraiser, the Corporation shall promptly instruct its independent auditors to provide to the Corporation and the Selling Stockholder a list of five (5) independent appraisal firms of recognized national standing. An appraisal firm will be deemed "independent" if it has no existing relationship or engagement with the Corporation, its parent or the independent auditors providing the list (other than ordinary course arms' length engagements by such auditors). Each of the Corporation and the Selling Stockholder shall alternately, starting with the Selling Stockholder, strike one name from the list until one appraisal firm remains and such remaining appraisal firm shall be promptly retained by the Corporation and shall submit an Established Value to the Corporation and the Selling Stockholder within thirty (30) days of being appointed. The Corporation shall bear the expense of any appraiser selected hereunder. In any appraisal





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conducted hereunder, the Established Value shall be determined on a going concern basis for a private company and the Established Value Per Share shall give effect to the payment of the applicable exercise prices for Options included in the calculation of the fully diluted outstanding Common Stock of the Corporation.

                      (d) At the closing, the Selling Stockholder or such Selling Stockholder's estate, beneficiaries or personal representatives shall deliver to the Corporation, against payment of the aggregate purchase price by the Corporation, by certified or bank check or wire transfer of immediately available federal funds to such account as the Selling Stockholder may designate, stock certificates, together with stock powers duly endorsed in blank, evidencing the shares of Common Stock being purchased by the Corporation.

                      (e) All shares of Common Stock to be sold by a Selling Stockholder hereunder shall be delivered to the Corporation at the closing free and clear of all liens, claims, charges and encumbrances whatsoever ("Liens"). The Corporation will be entitled to receive customary representations as to Selling Stockholder's title, authority and capacity to sell such shares of Common Stock. The Selling Stockholder agrees to take all such actions as the Corporation shall request as necessary to vest in the Corporation at such closing good title to such common stock, free and clear of all Liens.

                      (f)    The closing of a transaction pursuant to this
Section 7, including settlement on the purchase of shares of Common Stock, shall occur within thirty (30) days after the (i) completion of the valuation provided for in this Section 7, and (ii) the obtaining of any necessary third party or governmental consents or approvals.

                      (g) Notwithstanding anything to the contrary contained herein, in the event a purchase of Common Stock (or the payment of the purchase price) by the Corporation would (i) violate or conflict with any statute, rule, injunction, regulation, order, judgment or decree applicable to the Corporation or any of its direct or indirect subsidiaries or by which its properties is bound or affected, or (ii) result in any breach of, or constitute a default (or an event which with notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of the Corporation or any of its direct or indirect subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, franchise or other instrument or obligation to which the Corporation or any of its direct or indirect subsidiaries is a party or by which any of its properties is bound or affected, then any and all rights and obligations of the Corporation to purchase shares of Common Stock hereunder shall be suspended until the date which falls thirty (30) days following such time as such prohibition first lapses or is waived and no such default would be caused. The Corporation shall use its best efforts to obtain waiver of any such prohibition, or cure any such violation, breach or default with respect to it, but shall not be obligated to incur any additional interest or other costs or charges or make any prepayment with respect to any indebtedness in connection with such efforts. The Corporation shall use its best efforts to obtain from its lenders, and to maintain, the right to redeem up to $2,000,000 of Common Stock and Options from the Minority Holders during each fiscal year. The Corporation agrees that such redemption basket shall be used first,





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                                                       PMRW DRAFT: JUNE 16, 2001



to satisfy any put obligation of the Corporation under Section 4(b) or Section 6(a) and second, to satisfy any obligation of the Corporation upon the exercise its call right under Section 6(b). In the event that the Corporation is unable to pay cash for the purchase of Common Stock hereunder, it shall use its best efforts to obtain from its lenders the right to issue in lieu of cash an unsecured, subordinated, 50% current-pay promissory note that shall be in form and substance satisfactory to the Corporation's lenders.

        8. Board Membership. Each of the parties hereto agrees to take all action necessary, including, but not limited to, the voting of their shares of Common Stock, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board, the waiving of notice and the attending of meetings so as to cause (i) the number of members of the Board to be five (5); (ii) four (4) of the seats on the Board to be nominees of the Major Holder and (iii) one (1) of the seats on the Board to comprise the following person (the "Minority Director"), subject to the restrictions set forth below:

                      (a) Upon consummation of the Merger, the Minority Director as provided for in this Section 8 shall be Maurice P. Andrien. Mr. Andrien shall continue as a director until he ceases to be employed by the Corporation for any reason or resigns from the Board.

                      (b) At such time as Mr. Andrien ceases to be employed by the Corporation, or otherwise resigns from the Board, the vacancy created thereby shall be filled by Max W. Hillman, Jr., Stephen W. Miller, Joseph M. Corvino and Richard P. Hillman (together with Mr. Andrien, collectively, the "Eligible Directors"), in that order, so long as such Person is still employed by the Corporation. At such time as no Eligible Directors are employed by the Corporation, there shall be no Minority Director on the Board and the number of members of the Board shall be reduced to four (4).

                      (c) In addition to the Minority Director, the Initial Minority Holders shall be entitled to have two (2) Initial Minority Holders attend meetings of the Board as non-voting observers. The initial two (2) observers shall be Max W. Hillman, Jr. and Stephen W. Miller. At such time as Mr. Max Hillman or Mr. Miller cease to be employed by the Corporation or otherwise resign as Board observers, the vacancy created thereby shall be filled by Mr. Corvino and Mr. Richard P. Hillman, in that order. At such time as no Eligible Directors are employed by the Corporation, there shall be no Board observers permitted on behalf of the Initial Minority Holders.

        9.     Pre-emptive Rights.

                      (a)    General.     In the event that the Corporation
intends to consummate an Equity Issuance, the Corporation shall provide the Post-Merger Stockholders with a right of first refusal to purchase all or a portion of his or its pro rata portion of such Equity Securities, on the terms and conditions offered by the Corporation. The Post-Merger Stockholders' pro rata portion is equal to the ratio of (x) the number of shares of Common Stock issued or issuable upon the exercise of outstanding Options to all of the Post-Merger





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                                                       PMRW DRAFT: JUNE 16, 2001


Stockholders immediately prior to such issuance to (y) the total number of shares of Common Stock outstanding immediately prior to such issuance (the "Post-Merger Stockholders' Pro Rata Share").

                      (b)    Procedure.   The Corporation shall provide the
Post-Merger Stockholders not less than thirty (30) days prior written notice (the "Offer Notice") of such Equity Issuance, together with the details and terms of such intended transaction, including the identity of the proposed investor or investors. Each Post-Merger Stockholder shall respond to the Corporation within fifteen (15) days of receiving the Offer Notice notifying the Corporation whether or not it desires to purchase Equity Securities in such Equity Issuance and stating the number of such securities the Post-Merger Stockholder desires to purchase.

                      (c) Unsubscribed Shares. In the event that the Post-Merger Stockholders fail to exercise in full the right of first refusal within the applicable time period, then, with respect to the issuance of such unsubscribed shares of Common Stock, the rights of such Post-Merger Stockholders under this Section 9 shall expire and the Corporation shall have 120 days thereafter to contract to sell such Equity Securities to the identified investor or investors at a price and upon general terms not more favorable to such investor or investors than specified in the Offer Notice; provided, that if the investor is an Affiliate of the Major Holder such sale shall be subject to the provisions of Section 10. In the event that the Corporation has not contracted to sell such Equity Securities within such 120 day period, then the Corporation shall not thereafter issue or sell any such securities without again first offering them to the Post-Merger Stockholders pursuant to this Section 10.

        10. Transaction with the Corporation. (a) All transactions between the Corporation and any Stockholder shall be conducted on an arms' length basis and on terms that are no less favorable to the Corporation as would be obtained in a prevailing market arms' length transaction for a similarly situated entity with a person not a Stockholder.

                      (b) The Minority Stockholders hereby approve the following transactions between the Corporation and Allied, if consummated substantially under the terms attached hereto as Schedules B-1 through B-4;

                             (i)    The sale of SunSource Technical Services,
Inc., ("STS"), the application of the proceeds of such sale and the related financing of STS (Schedule B-1);

                             (ii)   The distribution of the Corporation's
limited partnership interest in GC-Sun Holdings L.P. (Schedule B-2);


                             (iii)  The provision by Allied of up to a $40
million mezzanine facility to the Corporation (Schedule B-3); and

                             (iv)   the Management Agreement between Allied
and the Corporation (Schedule B-4).

                                                       PMRW DRAFT: JUNE 16, 2001


        11. Subsequent Minority Holders. The Corporation shall not issue or sell any shares of Common Stock or issue any Options to any other Person not party to this Agreement, including any officers or employees of the Corporation, unless such Person agrees by a written consent to be bound by the terms of this Agreement in the capacity of a Minority Holder as though he or she were an original signatory hereto. Upon the delivery to the Corporation of such consent, such Person shall be bound by and entitled to the benefits of this Agreement in such capacity.

        12. Stock Ownership. Each Stockholder severally represents and warrants that he or it is the record and beneficial owner of the shares of Common Stock of the Corporation, after giving effect to the consummation of the transactions contemplated by the Merger Agreement, set forth opposite such Stockholder's name on the signature page hereto.

        13. Legend. The Corporation shall stamp or imprint each certificate or other instrument representing shares of Common Stock, throughout the term of this Agreement, with a legend in substantially the following form:

        "The shares of capital stock represented by this Certificate may not be sold, transferred, encumbered or otherwise dealt with except in compliance with the terms and conditions of a Stockholders Agreement by and among the Corporation and its Stockholders. A copy of the Stockholders Agreement, including any amendments thereto, is on file at the principal office of the Corporation. Any person intending to deal in or with this Certificate is hereby put on notice that the Corporation may refuse to recognize any sale, transfer or encumbrance of the shares represented by the Certificate if the terms and conditions of such Stockholders Agreement are not first properly complied with. The securities represented hereby may not be sold, pledged, hypothecated or otherwise disposed of unless registered under the Securities Act of 1933, as amended, and any applicable state securities law, or unless an exemption from applicable registration requirements is available."

        14.    Registration Rights.

        14.1 Demand Registrations. (a) At any time after the initial Qualified Public Offering pursuant to a registration statement under the Securities Act, the Major Holder may request in writing that the Corporation effect the registration under the Securities Act of all or part of the Registrable Securities (as hereinafter defined) held by the Major Holder, specifying in the request the number and type of Registrable Securities to be registered by and the intended method of disposition thereof (such notice is hereinafter referred to as a "Holder Request"). Upon receipt of such Holder Request, the Corporation will promptly give written notice of such requested registration to all other holders of Registrable Securities, which other holders shall have the right to include the Registrable Securities held by them in such registration and thereupon the Corporation will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

                                                       PMRW DRAFT: JUNE 16, 2001


                             (i)    the Registrable Securities which the
        Corporation has been so requested to register by the Major Holder; and

                             (ii) all other Registrable Securities which the Corporation has been requested to register by any other holder thereof having rights thereto by written request given to the Corporation within thirty (30) days after the giving of such written notice by the Corporation (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered;

provided, however, that notwithstanding the provisions of Section 14.1(a), the Corporation shall not be obligated to file a registration statement pursuant to this Section 14.1:

                      (1) unless the Corporation shall have received request for such registration with respect to at least 10% of the outstanding Common Stock on a fully diluted basis; or

                      (2) within the six month period immediately following the effective date of any registration previously effected by the Corporation pursuant to this Section 14.1.


                      For purposes hereof, "Registrable Securities" shall mean
(A) all shares of Common Stock and now or hereafter owned of record or beneficially by any of the Stockholders, and (B) any shares of Common Stock issued or issuable by the Corporation in respect of any shares of Common Stock referred to in the foregoing clause (A) by way of a stock dividend or stock split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, consolidation or other reorganization of the Corporation. As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 under the Securities Act,
(iii) they shall have been otherwise Transferred, and new certificates therefor not bearing a legend restricting further Transfer shall have been delivered by the Corporation, and subsequent Transfer of them shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (iv) they shall have ceased to be outstanding.

                      (b) The Corporation shall not be obligated to file more than an aggregate of two registration statements pursuant to Section 14.1(a) hereof.


                      (c) If the Corporation proposes to effect a registration requested pursuant to this Section 14.1 by the filing of a registration statement on Form S-3 (or any similar short-form registration statement) and the intended method of distribution is through a firm commitment underwriting (an "Underwritten Offering"), the Corporation will comply with any request by the managing underwriter to effect such registration on another permitted form if such

                                                       PMRW DRAFT: JUNE 16, 2001


managing underwriter advises the Corporation that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering.

                      (d)    A registration requested pursuant to Section 14.1
(a) hereof will not be deemed to have been effected unless it has become effective under the Securities Act; provided, however, that if after it has become so effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission (the "Commission") or other governmental agency or court, such registration will be deemed not to have been effected.

                      (e) The Corporation will pay all Registration Expenses (as defined in subsection (f) in Section 14.2) in connection with each of the registrations of Registrable Securities effected by it pursuant to this Section 14.1.

                      (f)    Whenever a requested registration pursuant to this
Section 14.1 involves an Underwritten Offering, the only shares of Common Stock that may be included in such Offering are (i) Registrable Securities, and (ii) securities of the Corporation being offered and sold for the Corporation's behalf in such Offering ("Issuer Securities").

                      (g) If a registration pursuant to this Section 14.1 involves an Underwritten Offering and the managing underwriter shall advise the Corporation that, in its judgment, the number of shares of Common Stock proposed to be included in such Underwritten Offering should be limited due to market conditions, then the Corporation will promptly so advise each holder of Registrable Securities that has requested registration, and the Issuer Securities, if any, shall first be excluded from such Underwritten Offering to the extent necessary to meet such limitation. If further exclusions are necessary to meet such limitation, the number of Registrable Securities of each such holder shall be excluded pro rata (until such limitation has been met), based on the respective number of shares of Registrable Securities as to which registration has been requested by such holder.

                      (h) By making a Holder Request, a Requesting Holder shall be deemed to have (i) a present intention to sell the Registrable Securities covered thereby, (ii) agreed to execute all consents, powers of attorney and other documents required in order to cause the registration statement to become effective, (iii) agreed, if the offering is at the market, to give the Corporation written notice of the first bona fide offering of the Registrable Securities covered thereby and to use the prospectus forming a part of the registration statement for only the period permitted by the Securities Act and the rules and regulations promulgated by the Commission thereunder, (iv) agreed, subject to adverse events regarding the selling price of the Registrable Securities covered thereby, to utilize the method of distribution of such Registrable Securities proposed in the Holder Request, and (v) agreed, in connection with the disposition of the Registrable Securities covered thereby, to comply with Rules 10b-2, 10b-6, 10b-7 and any other applicable rules and regulations promulgated by the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        14.2 Piggyback Registrations. (a) If, at any time after the initial Qualified Public Offering, the Corporation proposes to register any of its Equity Securities under the

                                                       PMRW DRAFT: JUNE 16, 2001



Securities Act (other than a registration on Form S-4 or S-8 or any successor or similar forms thereto and other than pursuant to a registration under Section 14.1), whether or not for sale for its own account, on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give written notice to all the holders of Registrable Securities promptly of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation (i) whether or not such registration will be in connection with an underwritten offering of Registrable Securities and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting, and (ii) the price, net of any underwriting commissions, discounts and the like, at which the Registrable Securities are reasonably expected to be sold) if such disclosure is acceptable to the managing underwriter. Upon the written request of any such holder delivered to the Corporation within thirty (30) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Corporation will use best efforts to effect the registration under the Securities Act of all of the Registrable Securities that the Corporation has been so requested to register; provided, however, that:

                      (i) If, at any time after giving such written notice of its intention to register its securities and prior to the effective date of the registration statement filed in connection with such registration, the Corporation shall determine for any reason not to register such securities, the Corporation may, at its election, give written notice of such determination to each holder of Registrable Securities who made a request as hereinabove provided and thereupon the Corporation shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Major Holder to request that a registration subsequently be effected under Section 14.1 hereof.

                      (ii) If such registration involves an Underwritten Offering, all holders of Registrable Securities requesting to be included in the Corporation's registration must sell their Registrable Securities to the underwriters selected by the Corporation on the same terms and conditions as apply to the Corporation or the other selling Stockholders participating therein. No registration effected under this Section 14.2 shall relieve the Corporation of its obligation to effect registration upon request under Section 14.1.

                      (b) The Corporation shall not be obligated to effect any registration of Registrable Securities under this Section 14.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.

                      (c) The Registration Expenses incurred in connection with each registration of Registrable Securities requested pursuant to this
Section 14.2 shall be paid by the Corporation.

                      (d) If a registration pursuant to this Section 14.2 involves an Underwritten Offering and the managing underwriter advises the Corporation that, in its opinion,

                                                       PMRW DRAFT: JUNE 16, 2001


the number of securities proposed to be included in such registration should be limited due to market conditions, then the Corporation will promptly notify each holder of Registrable Securities that has requested registration, and the Registrable Securities of each such holder shall be excluded pro rata (until such limitation has been met), based on the respective number of shares of Registrable Securities as to which registration has been requested by all such holders.

                      (e) In connection with any Underwritten Offering with respect to which holders of Registrable Securities shall have requested registration pursuant to this Section 14.2, the Corporation shall have the right to select the managing underwriter with respect to the offering.

                      (f) For purposes hereof, "Registration Expenses" means any and all out-of-pocket expenses incident to the Corporation's performance or compliance with Section 14 hereof, including, without limitation, all Commission, stock exchange or registration and filing fees, all fees and expenses of complying with securities and blue sky laws (including reasonable fees and disbursements of underwriters' counsel in connection with blue sky qualification and stock exchange filings), all fees and expenses of the transfer agent and registrar, if any, for the Registrable Securities, all printing expenses, the fees and disbursements of counsel for the Corporation and of its independent auditors, public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one counsel reasonably acceptable to the Corporation and retained by the Requesting Holders, but excluding underwriting discounts and commissions and applicable transfer and documentary stamp taxes, if any, which shall be borne by the seller of the securities in all cases.

        14.3 Registration Procedures. (a) If and whenever the Corporation is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in Section 14.1 or
14.2 hereof, the Corporation will, as expeditiously as possible:


                      (i) Prepare and, in any event within 60 calendar days after the end of the period within which requests for registration may be given to the Corporation (or within 90 days after the end of such period if such period ends during the first month or the last month of the Corporation's fiscal year), file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective; provided that, in the case of a registration provided for in
        Section 14.1 or 14.2 hereof, before filing a registration statement or prospectus or any amendments or supplements thereto, the Corporation will furnish to the counsel selected by the Requesting Holders copies of all such documents proposed to be filed, which documents will be subject to the timely and reasonable review of such counsel; and provided, further, that the Corporation may discontinue any registration of its securities that is being effected pursuant to Section 14.2 at any time prior to the effective date of the registration statement relating thereto.

                      (ii) Prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the

                                                       PMRW DRAFT: JUNE 16, 2001


        prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period as may be requested by the Requesting Holders not exceeding nine months and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement.

                      (iii) Furnish to each holder of Registrable Securities covered by the registration statement and to each underwriter, if any, of such Registrable Securities such number of copies of a prospectus and preliminary prospectus for delivery in conformity with the requirements of the Securities Act, and such other documents as such Person may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities.

                      (iv) Use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by such seller in such jurisdictions, except that the Corporation shall not for any such purpose be required (A) to qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this
        Section 14.3.(a)(iv), it is not then so qualified, or (B) to subject itself to taxation in any such jurisdiction, or (C) to take any action which would subject it to general or unlimited service of process in any such jurisdiction where it is not then so subject.

                      (v) Use its best efforts to cause such Registrable Securities covered by such registration statement to be registered or qualified with or approved by such other governmental agencies or authorities (including, without limitation, state securities commissions) as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities, subject, however, to the limitations set forth in clauses (A), (B) and (C) of
        Section 14.3(a)(iv) hereof.

                      (vi) Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 14.3(a)(ii), if the Corporation becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; use its best efforts to prepare and file an appropriate amendment or supplement to such prospectus and to cause such amendment or supplement to become effective; and, at the request of any such seller, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material

                                                       PMRW DRAFT: JUNE 16, 2001



        fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                      (vii) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 90 calendar days after the close of the period covered thereby (180 calendar days in case the period covered corresponds to a fiscal year of the Corporation), an earnings statement of the Corporation which will satisfy the provisions of Section 11(a) of the Securities Act.

                      (viii) Use its best efforts in cooperation with the underwriters, if any, to list such Registrable Securities on each securities exchange as they may reasonably designate, which securities exchanges shall be acceptable to the Corporation.

                      (ix) In the event the offering is an Underwritten Offering, use its best efforts to obtain a "cold comfort" letter from the independent public accountants for the Corporation in customary form and covering such matters of the type customarily covered by such letters as the Requesting Holders reasonably request in order to effect an Underwritten Offering of such Registrable Securities.

                      (x) Execute and deliver all instruments and documents (including in an Underwritten Offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as the Requesting Holders reasonably request in order to effect an underwritten public offering of such Registrable Securities.

                      (b) Each holder of Registrable Securities will, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 14.3(a) (vi), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 14.3(a) (vi).

                      (c) If the Corporation proposes to effect a registration for any Underwritten Offering, including without limitation for its initial Qualified Public Offering, each holder of Registrable Securities agrees, whether or not such holder's Registrable Securities are included in such registration, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities or of any security convertible into or exchangeable or exercisable for any Registrable Securities (other than as part of such Underwritten Offering), without the consent of the managing underwriter, during a period commencing seven days before and ending 180 days (or such lesser number as the managing underwriter shall designate) after the effective date of such registration.

                      (d) If a registration pursuant to Section 14.1 or 14.2 involves an Underwritten Offering, the Corporation agrees, if so required by the managing underwriter, not to effect any public sale or distribution of any of its equity or debt securities, as the case may be, or securities convertible into or exchangeable or exercisable for any of such equity or debt

                                                       PMRW DRAFT: JUNE 16, 2001



securities, as the case may be, during a period commencing seven days before and ending 180 (or such lesser number as the managing underwriter shall designate) days after the effective date of such registration, except for such Underwritten Offering or except in connection with a stock option plan, stock purchase plan, savings or similar plan, or an acquisition, merger or exchange offer.

                      (e) If a registration pursuant to Section 14.1 or 14.2 involves an Underwritten Offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing, prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration, unless such holder has agreed with the Corporation or the managing underwriter to limit its right under this Section 14.3.

                      (f) In any registration pursuant to Section 14.1 or 14.2, each holder of Registrable Securities requesting to be included in such registration shall furnish to the Corporation all such information as the Corporation may reasonably request from such holder concerning such holder and its intended method of distribution of Registrable Securities to enable the Corporation to include such information in the registration statement.

                      (g) It is understood that in any Underwritten Offering in addition to any shares of Common Stock (the "initial shares") the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase up to a number of additional shares of Common Stock (the "option shares") equal to 15% of the initial shares (or such other maximum amount as the National Association of Securities Dealers, Inc. may then permit), solely to cover over-allotments. Shares of Common Stock proposed to be sold by the Corporation and the other sellers shall be allocated between initial shares and option shares as agreed or, in the absence of agreement, on a pro rata basis among all such holders on the basis of the relative number of shares of Registrable Securities each such holder has requested to be included in such registration.

                      (h) Notwithstanding anything to the contrary herein, the Corporation shall not be required to include any Registrable Securities of any holder in the event that the Corporation shall obtain an opinion of its counsel that all such requested Registrable Securities may then be sold without registration under Rule 144 or other provision of the Securities Act.

        14.4 Indemnification. (a) In the event of any registration of any securities under the Securities Act pursuant to Section 14.1 or 14.2, the Corporation will, and it hereby agrees to, indemnify and hold harmless, to the extent permitted by law, each seller of any Registrable Securities covered by such registration statement, such seller's directors, officers and employees or general and limited partners (and directors, officers and employees thereof and, if such seller is a portfolio or investment fund, its investment advisors or agents), each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, as follows:

                                                       PMRW DRAFT: JUNE 16, 2001


                      (i) against any and all loss, liability, claim, damage or expense whatsoever arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading;

                      (ii) against any and all loss, liability, claim or damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Corporation; and

                      (iii) against any and all expenses reasonably incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of any underwriter or any seller expressly for use in the preparation of any registration statement (or any amendment thereto) or any preliminary prospectus or prospectus (or any amendment or supplement thereto); and provided, further, that the Corporation will not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 14.4(a) with respect to any preliminary prospectus or final prospectus or final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person resulted from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, which is most recent, if the Corporation has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, general or limited partner, investment advisor or agent, underwriter or controlling Person and shall survive the transfer of such securities by such seller.

                                                       PMRW DRAFT: JUNE 16, 2001


                      (b) The Corporation may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 14.1 and 14.2, that the Corporation shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 14.4(a)) the Corporation and its directors, officers or controlling Persons or any other prospective seller with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Corporation or any such director, officer or controlling Person or any other prospective seller and shall survive the transfer of such securities by such seller. In that event, the obligations of the underwriter and such sellers pursuant to this Section 14.4 are to be several and not joint; provided, however, that each such seller's liability under this
Section 14.4 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such seller from the sale of Registrable Securities held by such seller pursuant to this Agreement.

                      (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in this Section 14.4, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 14.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgement a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case the indemnifying party shall not be liable for the fees and expenses of more than one counsel for a majority of the sellers of Registrable Securities, or more than one counsel for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

                      (d) The Corporation and each seller of Registrable Securities shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority.

                                                       PMRW DRAFT: JUNE 16, 2001


        14.5 Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by Section
14.4 is for any reason not available, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Corporation, any seller of Registrable Securities and one or more of the underwriters, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Corporation and each person selling securities agree with each other that no seller of Registrable Securities shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnity under Section 14.4(b) were available. The Corporation and each such seller will agree with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters' portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registrable Securities. For purposes of this Section 14.4, each Person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as such underwriter, and each director and each officer of the Corporation who signed the registration statement, and each Person, if any, who controls the Corporation or a seller of Registrable Securities within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Corporation or a seller of Registrable Securities, as the case may be.

        14.6 Rule 144. If the Corporation shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Corporation covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Corporation is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information contemplated by Rule 144 under the Securities Act). From and after such time as the Corporation is required to file reports and other documents with the Commission pursuant to the Exchange Act, so long as any holder owns Registrable Securities that have not been registered under the Securities Act, the Corporation shall furnish to such holder upon request a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents so filed as such holder may reasonably request in availing himself of any rule or regulation of the Commission allowing him to sell any such Registrable Securities without registration.

                                                       PMRW DRAFT: JUNE 16, 2001


        15. Effectiveness of this Agreement. This Agreement will become effective upon the consummation of the Merger. This Agreement shall be null and void and of no force or effect if the Merger Agreement is terminated prior to the consummation of the Merger. Upon the consummation of the Merger, the parties hereto shall cause the Corporation to execute a copy of this Agreement and become a party to this Agreement.

        16. Amendments and Waivers. The provisions of this Agreement may be amended upon the written agreement of the Corporation, the Stockholder or Stockholders holding a majority of the Common Stock, and by Minority Holders holding a majority of the Common Stock held by all Minority Holders; provided that the provisions of Section 14 of this Agreement may be amended upon the written agreement of the Corporation and the Stockholder or Stockholders holding a majority of the Common Stock; provided further that such proposed amendment is not disproportionately adverse to the Minority Stockholders. Any waiver, permit, consent or approval of any kind or character on the part of any holders of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

        17. Successors and Assigns. Except as limited by Section 2 hereof, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto, and each transferee of all or any portion of the Common Stock held by the parties hereto, whether so expressed or not.

        18. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

        19. Notices. Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a "Notice") required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received (i) when delivered in person, (ii) when sent by fax with receipt acknowledged, (iii) five days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or
(iv) the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices shall be addressed as follows (a) If to any Stockholder, at the address or fax number set forth below such party's signature hereon or at such other address or fax number as such party shall have furnished to the Corporation in writing, or (b) if to any assignee or transferee of a Post-Merger Stockholder, at such address or fax number as such assignee or transferee shall have furnished the Corporation in writing, or (c) if to the Corporation, at the address set forth below:

        SunSource, Inc.
        One Logan Square
        Philadelphia, PA _____
        Facsimile:  (___) ___________

                                                       PMRW DRAFT: JUNE 16, 2001


        Attn:  Chief Executive Officer

        20. Governing Law. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

        21. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

        22. Consent to Jurisdiction. The Corporation and each of the Stockholders hereby irrevocably agree that any suit, action, proceeding or claim against it arising out of or in any way relating to this Agreement, or any judgment entered by any court in respect thereof, may be brought or enforced in the state or federal courts located in the state of Delaware, and the Corporation and each of the Stockholders hereby irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the venue of any proceeding brought in Delaware and further irrevocably waive any claims that any such proceeding has been brought in an inconvenient forum.

        23. Waiver of Jury Trial. The Corporation and each of the Stockholders hereby expressly waive any right to a trial by jury in any action or proceeding to enforce or defend any right, power or remedy under or in connection with this Agreement or under or in connection with any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or arising from any relationship existing in connection with this Agreement, and agree that any such action shall be tried before a court and not before a jury. The terms and provisions of this Section 23 constitute a material inducement for the parties entering into this Agreement.

        24. Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

        25. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                                                       PMRW DRAFT: JUNE 16, 2001


        26. Final Agreement. This Agreement entered into by the parties hereto constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

        27. Joint Participating in Drafting. The language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

        28. Termination. Except as otherwise provided herein and except for the provision of Section 14 hereof, this Agreement shall terminate upon: (a) the closing of the initial Qualified Public Offering; (b) the dissolution of the Corporation; or (c) upon the execution of a written instrument in accordance with Section 16 hereof.










                           [Signatures on next page.]

                                                       PMRW DRAFT: JUNE 16, 2001



        This Stockholders Agreement was executed as of the date first set forth above.

                             POST-MERGER STOCKHOLDERS:


                             ALLIED CAPITAL CORPORATION
                             1919 Pennsylvania Ave., 3rd Floor
                             Washington, D.C. 20006
                             Fax: (202) 973-6351


                             By:
                                -------------------------------------------
                             Name: G. Cabell Williams
                             Title: Managing Director

                             ----------------------------------------------
                             Maurice P. Andrien, Jr.


                             ----------------------------------------------
                             Joseph M. Corvino


                             ----------------------------------------------
                             Max W. Hillman, Jr.


                             ----------------------------------------------
                             Stephen W. Miller


                             ----------------------------------------------
                             Richard P. Hillman


                             ----------------------------------------------
                             George Heredia


                             ----------------------------------------------
                             Gary Seeds


                             ----------------------------------------------
                             Terry Rowe

                                                       PMRW DRAFT: JUNE 16, 2001




                             ----------------------------------------------
                             James Waters


                             ----------------------------------------------
                             Dennis Blake


                             ----------------------------------------------
                             Richard Buller


                             ----------------------------------------------
                             Kenneth Foskey


                             ----------------------------------------------
                             Michael Mueller



                             ----------------------------------------------
                             John McDonnell


                             ----------------------------------------------
                             Mark Yeary


                             ----------------------------------------------
                             John Marshall




To be executed upon the consummation of the Merger:

SUNSOURCE, INC.
One Logan Square
Philadelphia, PA ______


By:
    --------------------------------------
Name:
Title: